Exhibit 10.







VIA FACSIMILE and FEDERAL EXPRESS

August 6, 2004

Secretary
Argonaut Technologies, Inc.
1101 Chess Drive
Foster City, CA 94404

Re:	Notice to the Secretary

To Whom It May Concern:
Jewelcor Management, Inc. ("Jewelcor"), the holder of record of an aggregate of 2,500 shares of common stock, par value $.0001 per share (the "Common Stock"), of Argonaut Technologies, Inc., a Delaware corporation (the "Company"), pursuant to Section 220 of the Delaware General Corporation Law (the "DGCL"), hereby demands that it be given the right (for itself and its attorneys, agents and representatives) to inspect, during the Company's usual business hours, the following records and documents of the Company and to make and receive copies or extracts therefrom:

A. A complete record or list of the Company's stockholders certified by its transfer agent(s) and/or registrar(s), which record or list sets forth the name and address of each stockholder of the Company and the number of shares of Common Stock registered in the name of each stockholder as of the most current practicable date.

B. A magnetic computer tape list of the Company's stockholders as of the most recent practicable date, which sets forth the name and address of each stockholder and the number of shares of Common Stock registered in the name of each stockholder, together with any computer processing information that may be relevant to the use of such computer tape, and a printout of such magnetic computer tape for verification purposes.

C. All information in or which comes into the Company's possession or control, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Common Stock, including a list of all owners who hold Common Stock in the name of Cede & Co. or other similar nominees and the actual beneficial owners of the Common Stock and any respondent bank listings obtained pursuant to the requirements of Rule 14b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a list or lists containing the name, address, and number of shares of Common Stock attributable to participants in any employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan of the Company in which the voting of shares held by such plan is made, directly or indirectly, individually or collectively, by participants in such plan.

D. As promptly as practicable, any and all omnibus proxies and correspondent participant listings with respect to all nominees and respondent banks which are currently in effect pursuant to Rule 14b-2 promulgated under the Exchange Act.

E. All lists, tapes and other data in or which come into the possession or control of the Company, or which can reasonably be obtained pursuant to Rules 14b-1 and 14b-2 promulgated under the Exchange Act, which set forth the name and address of, and the number of shares owned by, each beneficial owner of Common Stock who has not objected to having his or her name disclosed or consenting beneficial owner (the "non-objecting beneficial owner" or "NOBO" list).

F. A "stop transfer" list or stop list relating to the shares of Common Stock.

G. All additions, deletions, changes and corrections to any of the information requested pursuant to paragraphs A through F from the date hereof until the undersigned requests termination of the transmission of such materials.

     The purpose of this demand is to permit Jewelcor to communicate with other stockholders of the Company with respect to matters relating to our mutual interests as stockholders of the Company, including but not limited to, subject to compliance with applicable law, the composition of the Company's board of directors (including replacement of the existing board of directors), the actions of the Company's board of directors in implementing the May 24, 2004 stock rights agreement and amending certain Bylaw provisions and enhancing shareholder value.

     Jewelcor agrees to bear the reasonable costs incurred by the Company in connection with the production of the requested materials.

     Jewelcor hereby designates and authorizes the undersigned, its Vice President/General Counsel, and/or any other persons designated by the undersigned, acting together, singly or in any combination, to conduct the requested examination and copying of materials. It is requested that the information identified above be made available to the designated parties as soon as possible.

     Please advise the undersigned (Tel: 570-822-6277, ext. 18) as to the time and place that the requested information will be made available in accordance with this demand. As you are no doubt aware, the DGCL requires your response to our requests in subsections A through F within five business days of the date of this letter.

     An affidavit relating to this stockholder demand pursuant to Section 220 of the DGCL has been attached to this letter. Also attached is a copy of a stock certificate in the name of Jewelcor showing it to be the record owner of 2,500 shares of the Company's Common Stock. Jewelcor is also the beneficial owner of additional shares of common stock of the Company. The undersigned trusts that this request complies in all respects with applicable law. If the Company believes this request is deficient in any respect, please contact the undersigned immediately so that any alleged deficiencies may be promptly addressed.

     The undersigned trusts that the Company will promptly comply with its obligations under the DGCL and will not impose on Jewelcor and the Company the expense of initiating legal action to compel the delivery of the stockholder list.

     Please acknowledge receipt of this letter by signing and dating the enclosed copy of this letter and returning the same to the undersigned in the enclosed envelope.

                                              Very truly yours,
                                              Jewelcor Management, Inc.
	                                      By:_________/s/___________________
cc:  Peter Smith, Esq.                           Richard L. Huffsmith
Kramer Levin Naftalis & Frankel                  Vice President/General Counsel

RECEIPT ACKNOWLEDGED ON August ___, 2004

ARGONAUT TECHNOLOGIES, INC.
By:_________________________
      Name:
      Title:
\\w2k3server\users$\JQuigley\Argonaut\Notice to Secretary of Argonaut 8-6-04.doc

AFFIDAVIT
COMMONWEALTH OF PENNSYLVANIA)
                            )    ss.
COUNTY OF LUZERNE           )
Richard L. Huffsmith, on behalf of Jewelcor Management, Inc., having been duly sworn, deposes and says that he has executed the stockholder demand to which this Affidavit is attached on behalf of Jewelcor Management, Inc. and that the facts and statements contained in such demand are true and correct in all material respects.
_________/s/_____________
Richard L. Huffsmith

SWORN TO AND SUBSCRIBED BEFORE ME
THIS      DAY OF AUGUST, 2004
______________________________________
Notary Public